                                                                     EXHIBIT 4.4


                Form of Amended and Restated Guaranty Agreement


      The following document is the form of Amended and Restated Guaranty Agreement in favor of NBD Bank (now known as Bank One, Michigan) executed by the following subsidiaries of the Registrant: Creative Fabrication Corporation, Concept Management Corporation, Lobdell Emery Corporation, OASP, Inc., OASP II, Inc., Winchester Fabrication Corporation, Parallel Group International, Inc., Laserweld International, L.L.C., Lewis Emery Capital Corporation, RPI Holdings, Inc., RPI, Inc., Prudenville Manufacturing, Inc. Oxford Suspension, Inc., and Howell Industries, Inc. The agreements are substantially the same in all material respects except as to the identity of the parties thereto.

                     AMENDED AND RESTATED GUARANTY AGREEMENT


         THIS AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of May 14, 1999 (this "Guaranty"), is made by LOBDELL EMERY CORPORATION, a Michigan corporation, WINCHESTER FABRICATION CORPORATION, a Michigan corporation, CREATIVE FABRICATION CORPORATION, a Tennessee corporation, PARALLEL GROUP INTERNATIONAL, INC., an Indiana corporation, LASERWELD INTERNATIONAL, L.L.C., an Indiana limited liability company, CONCEPT MANAGEMENT CORPORATION, a Michigan corporation, LEWIS EMERY CAPITAL CORPORATION, a Michigan corporation, OASP, INC., a Michigan corporation, and OASP II, Inc., a Michigan corporation, RPI Holdings, Inc., a Michigan corporation, RPI, Inc., a Michigan corporation, Prudenville Manufacturing, Inc., a Michigan corporation, Oxford Suspension, Inc., a Michigan corporation and Howell Industries, Inc., a Michigan corporation, (the foregoing are hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), in favor of the lenders (the "Lenders") which are parties to the Credit Agreement hereinafter defined and NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for such Lenders under the Credit Agreement.

                                    RECITALS

         A. Certain of the Guarantors have entered into a Guaranty Agreement dated as of June 24, 1997, as amended, in favor of the Agent for the benefit of the Agent and the Lenders (as amended or modified or modified from time to time, the "Prior Guaranty"), in connection with that certain Credit Agreement among Oxford Automotive, Inc., a Michigan corporation (the "Borrower") and the Borrowing Subsidiaries identified from time to time therein (the "Borrowing Subsidiaries" and collectively with the Borrower, the "Borrowers") with the Lenders party thereto and the Agent, dated as of June 24, 1997.

         B. The Borrowers have entered into an Amended and Restated Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders parties thereto and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrower and the Borrowing Subsidiaries.

         C. As a condition to the effectiveness of the obligations of the Lenders under the Credit Agreement, each Guarantor is required to guarantee, among other things, the obligations of the Borrower and the Borrowing Subsidiary in respect of the Advances and other obligations of the Borrower and the Borrowing Subsidiary under the Operative Documents (as hereinafter defined).

         D. Each Guarantor has reviewed the Credit Agreement, the Notes, the Letters of



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


Credit and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrower and the Borrowing Subsidiary in connection therewith, including without limitation all interest rate swap, cap and similar agreements with any Lender (collectively, the "Swap Documents") (all of the foregoing, as amended or modified from time to time and together with any agreements or instruments in replacement thereof, being herein collectively referred to as the "Operative Documents"), and each Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

                                   AGREEMENTS

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as further consideration, and as an inducement to the Lenders and the Agent to maintain the credit facilities established by the Operative Documents, each Guarantor agrees with the Lenders and the Agent as follows:

         1. Guarantee of Obligations. (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, the prompt and complete payment of all indebtedness and other obligations of the Borrower and the Borrowing Subsidiaries now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letter of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, or any other Loan Document, (ii) the prompt and complete payment of all Hedging Obligations of any Borrower or Guarantor owing to any Lender or any Affiliate of any Lender and (iii) the prompt and complete payment of all indebtedness and obligations of the Borrower pursuant to the Mexican Facility Tranche A Guaranty,
(iv) the prompt and complete payment of all indebtedness of the Company and any other Guarantor under any Guaranty, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Borrower or any Borrowing Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower or any Borrowing Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower or any Borrowing Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Company and its Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Company, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations being herein collectively called the "Operative Documents"); and (v) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Lenders or the Agent in connection with enforcing the obligations of any Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").




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

            (b) If for any reason any duty, agreement or obligation of the Borrower or the Borrowing Subsidiary contained in any Operative Document shall not be performed or observed by the Borrower or the Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with any Operative Document shall not be paid in full when the same becomes due and payable, each Guarantor undertakes, but without duplication, to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Lenders regardless of any defense or setoff or counterclaim which the Borrower or the Borrowing Subsidiary or the Guarantor may have or assert, and regardless of any other condition or contingency.

         2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Agent and is not contingent upon the pursuit by the Lenders and the Agent of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

         3. Waivers and Other Agreements. Each Guarantor hereby unconditionally
(a) waives any requirement that the Lenders or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Borrower or the Borrowing Subsidiary before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrower or the Borrowing Subsidiary contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents or any of the Guaranteed Obligations, or any limitation on the liability of the Borrower or the Borrowing Subsidiary thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrower or the Borrowing Subsidiary under or in connection with any of the Operative Documents, and further waives notice of any of the matters referred to in paragraph 4 below, and further waives all notices which may be required by statute, rule of law or otherwise to preserve any rights of the Lenders or the Agent, including without limitation any requirement of notice of acceptance of, or other formality relating to this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrower or the Borrowing Subsidiary to the Lenders or the Agent which may be required to be returned to the Borrower or the Borrowing Subsidiary or to its representative or to a trustee, custodian or receiver for the Borrower or the Borrowing Subsidiary.

         4. Obligations Absolute. The obligations, covenants, agreements and duties of any Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of any Guarantor: (a) an assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or any of the Operative Documents although made without notice to or consent of any Guarantor, or (b) any waiver by





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

any Lender or the Agent or by any other person, of the performance or observance by the Borrower or the Borrowing Subsidiary of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by the Borrower or the Borrowing Subsidiary of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Borrower or the Borrowing Subsidiary of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Borrower or the Borrowing Subsidiary set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of any of the Operative Documents to which the Borrower or the Borrowing Subsidiary is a party being expressly authorized without further notice to or consent of any Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or the Borrowing Subsidiary or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Borrower or any of its assets or the Borrowing Subsidiary or any of its assets, or (f) the merger or consolidation of the Borrower or the Borrowing Subsidiary with or into any other person or any transfer or other disposition of any shares of capital stock of the Borrower or the Borrowing Subsidiary by the holder thereof, or (g) the release of discharge of the Borrower, the Borrowing Subsidiary or any other obligor from the performance or observance of any agreement, covenant, term or condition contained in any Operative Document, by operation of law, (h) the release of any security, if any, for the obligations of the Borrower or the Borrowing Subsidiary under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (i) the running of any limitations period otherwise applicable, or (j) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty or any of the Operative Documents, including without limitation the release, discharge, or variance of the liability of any Guarantor, or (k) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

         5. Joint and Several Obligations. The obligations of the Guarantors hereunder shall be several and also joint each with all or with any one or more of the other parties now or hereafter guaranteeing any of the Guaranteed Obligations, and such obligations of the Guarantors may be enforced against each Guarantor separately or against any two or more jointly, or against some separately and some jointly.

         6. No Investigation by Lenders or Agent. Each of the Guarantors hereby waives unconditionally any obligation which, in the absence of such provision, the Lenders or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Lenders and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Lender or the Agent of any such law.



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

         7. Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Lenders and the Agent that, should the Guaranteed Obligations not be recoverable from any Guarantor under paragraph 1 hereof for any reason whatsoever (including, without limitation, by reason of any provision of the Operative Document being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Lenders and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Operative Documents.

         8. Subordination. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Borrower and the Borrowing Subsidiary to such Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrower and the Borrowing Subsidiary to the Lenders and the Agent. Each Guarantor waives any right of subrogation to the rights of any Lender or the Agent against any Borrower or any Borrowing Subsidiary or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which such Guarantor may make pursuant to this Guaranty and the Notes, and any right of recourse to security for the debts and obligations of each Borrower and any Borrowing Subsidiary, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

         9. Representations, Warranties and Other Agreements. Each Guarantor represents and warrants that (a) the execution, delivery and performance by such Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter documents or bylaws of such Guarantor, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Guarantor or its property; (b) this Guaranty has been duly executed and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court for which any proceedings may be brought; and (c) as of the date hereof, each of the following is true and correct for such Guarantor:
(i) the fair saleable value and the fair valuation of such Guarantor's property is greater than the total amount of its liabilities (including contingent liabilities) and greater than the amount that would be required to pay its probable aggregate liability on its existing debts as they become absolute and matured, (ii) such Guarantor's capital is not unreasonably small in relation to its current and/or contemplated business or other undertaken transactions, and
(iii) such Guarantor does not intend to incur, or believe that it will incur, debt beyond its ability to pay such debts as they become due; and (d) each of the representations and warranties set forth in Article IV of the Credit Agreement are true and correct with respect to such Guarantor.



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

         10. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Lenders, or the Agent on behalf of the Lenders, may, in addition to the remedies provided in the Operative Documents, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

             (b) Upon the occurrence and during the continuance of any Event of Default hereunder, the Lenders are hereby authorized at any time and from time to time, without notice to any Guarantor (any requirement for such notice being expressly waived by each Guarantor) to set off and apply against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of the Guarantors and any property of the Guarantors from time to time in possession of the Lenders, irrespective of whether or not the Lenders shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Lenders under this paragraph 10(b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have.

             (c) To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty, or any of the Operative Documents nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the obligations of the Borrower and the Borrowing Subsidiary under the Operative Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same.

         11. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived in accordance with the requirements of
Section 8.1 of the Credit Agreement. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or all of the Lenders, as the case may be, and, to the extent any rights or duties of the Agent may be affected, the Agent, and then such amendment, waiver of consent shall be effective only in the specific instance and for the specific purpose for which given.

         12. Effect of Agreement. This Guaranty Agreement and the guaranty afforded hereby is in addition to and not in substitution for any other guaranty now or hereafter held by Agent and is, and is intended to be, a continuing Guaranty Agreement and shall remain in full force and effect until the Guaranteed Obligations have been paid and satisfied in full.




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

         13. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to all or any of the Guarantors and to the Lenders and the Agent at the respective addresses for notice set forth in Section 8.2 of the Credit Agreement or to such other address as may be designated by the Guarantors, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be made in accordance with Section 8.2 of the Credit Agreement.

         14. Conduct No Waiver; Remedies Cumulative. The obligations of each Guarantor under this Guaranty are continuing obligations and a separate and independent cause of action shall arise in respect of each enforcement hereunder and default hereunder or under the Credit Agreement. No course of dealing on the part of any Lender or the Agent, nor any delay or failure on the part of any Lender or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the rights and remedies of the Lenders and the Agent hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Lenders or the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Lenders or the Agent may be exercised from time to time and as often as may be deemed expedient by them.

         15. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of each Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any Lender or the Agent or on its behalf.

         16. Successors and Assigns. The rights and remedies of the Lenders and the Agent hereunder shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns, and the duties and obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns. No assignment of this Guaranty by any Guarantor shall be permitted unless the prior written consent of the Lenders is obtained.

         17. Survival of Lenders' Rights and Remedies. Notwithstanding any provision of this Guaranty to the contrary, the execution and delivery by the Guarantors of this Guaranty, and the Lenders' and the Agent's acceptance thereof, shall not be deemed to (a) be a consent to any action, whether heretofore or hereafter taken, by the Borrower or the Borrowing Subsidiary in violation of any provision of any Operative Document, (b) be a waiver of any provision of any Operative Document or (c) prejudice any rights or remedies which the Lenders and the Agent may now have or have in the future under or in connection with any Operative Document, including without limitation any such rights or remedies with respect to any Event of Default or event causing or permitting acceleration under any Operative Document which may heretofore have occurred and be continuing or may hereafter occur.



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

         18. Governing Law; Consent to Jurisdiction. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely with such State. Each Guarantor further agrees that any legal action or proceeding brought with respect to this Guaranty or the transactions contemplated hereby may be brought in any court of the State of Michigan, or any court of the United States of America sitting in Michigan, and each Guarantor hereby irrevocably submits to and accepts generally and unconditionally the jurisdiction and venue of those courts with respect to its person and property.

         19. Definitions; Headings. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         20. Integration; Severability; Enforceability. This Guaranty embodies the entire agreement and understanding among the Guarantors, the Lenders and the Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of any Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the obligations of such Guarantor and each other Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligations of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant Guaranteed Obligations were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, other than under this Guaranty and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

         21. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition be filed by or against the Borrower, the Borrowing Subsidiary or any Guarantor for liquidation or reorganization, in the event the Borrower, the Borrowing Subsidiary or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee be appointed for all or any significant part of any Borrower's, any Borrowing Subsidiary's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced


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

in amount, or must otherwise be restored or returned by the Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         22. Counterpart Execution. This Guaranty may be signed upon any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty shall become effective as to each Guarantor when a counterpart hereof shall have been signed by such Guarantor.

         23. Waiver of Jury Trial. The Agent, the Lenders and each of the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty. Neither the Agent, any Lender nor any Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Agent, any Lender or any Guarantor except by a written instrument executed by all of them.


         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.


                               LOBDELL EMERY CORPORATION


                               By:

                                   Its:


                               WINCHESTER FABRICATION CORPORATION


                               By:

                                   Its:


                               CREATIVE FABRICATION CORPORATION

                               By:

                                   Its:


                               PARALLEL GROUP INTERNATIONAL, INC.


                               By:

                                   Its:


                               LASERWELD INTERNATIONAL, L.L.C.

                               By:  Lobdell Emery Corporation, its sole member

                               By:

                                   Its:


                               CONCEPT MANAGEMENT CORPORATION

                               By:

                                   Its:


                               LEWIS EMERY CAPITAL CORPORATION


                               By:

                                   Its:


                               OASP, INC.


                               By:

                                   Its:

                               OASP II, INC.


                               By:

                                   Its:







                               RPI HOLDINGS, INC.


                               By:

                                   Its:


                               RPI, INC.

                               By:

                                   Its:


                               PRUDENVILLE MANUFACTURING, INC.

                               By:

                                   Its:


                               OXFORD SUSPENSION, INC.

                               By:

                                   Its:


                               HOWELL INDUSTRIES, INC.

                               By:

                                   Its: